 As filed with the Securities and Exchange Commission on September 25, 1996
                                                     Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               -------------


                           SEACOR HOLDINGS, INC.
          (Exact Name of Registrant as Specified in its Charter)



            Delaware                                 13-3542736
  (State or Other Jurisdiction           (I.R.S Employer Identification No.)
  of Incorporation or Organization)

                       11200 Westheimer, Suite 850
                          Houston, Texas  77042
                              (713) 782-5990
           (Address, Including Zip Code, and Telephone Number,
      including Area Code, of Registrant's Principal Executive Offices)


                          SEACOR HOLDINGS, INC.
                 1992 NON-QUALIFIED STOCK OPTION PLAN
                                 AND
                          SEACOR HOLDINGS, INC.
                       1996 SHARE INCENTIVE PLAN
                          (Full Title of Plan)

                           Mr. Randall Blank
      Executive Vice President, Chief Financial Officer and Secretary
                           SEACOR Holdings, Inc.
                  1370 Avenue of the Americas, 25th Floor
                         New York, New York  10019
                               (212) 307-6633
                    (Name and Address, Including Zip Code,
      and Telephone Number, Including Area Code, of Agent For Service)

                               Copies to:
                          David E. Zeltner, Esq.
                        Weil, Gotshal & Manges LLP
                             767 Fifth Avenue
                         New York, New York 10153
                              (212) 310-8000

                                                CALCULATION OF REGISTRATION FEE

                                                                 Proposed Maximum      Proposed Maximum
   Title of Each Class of Securities         Amount to be       Offering Price Per    Aggregate Offering        Amount of
           to be Registered                 Registered(1)            Share(2)              Price(2)         Registration Fee
Common Stock, par value $.01 per share         1,000,000           $47.875           $47,875,000           $16,508.62

(1)  Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)  Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average high and low sale price of the Registrant's Common Stock as reported on the Nasdaq National Market on September 20, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Item 1.

               The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
     Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

     Item 2.

               Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the SEACOR Holdings, Inc. 1992 Non-Qualified Stock Option Plan and SEACOR Holdings, Inc. 1996 Share Incentive Plan and each of their administrators are available without charge by contacting:

                                Mr. Randall Blank
                              SEACOR Holdings, Inc.
                           1370 Avenue of the Americas
                                   25th Floor
                            New York, New York  10019
                                 (212) 307-6633

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed with the Commission by SEACOR Holdings, Inc. (the "Company") are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed by the Company with the Commission on May 15, 1996;

               (b) The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1996 filed by the Company with the Commission on May 15, 1996; the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 1996 filed by the Company with the Commission on August 14, 1996; the Company's Current Report on Form 8-K dated May 31, 1996 and filed with the Commission on June 7, 1996; the Company's Current Report on Form 8-K dated June 6, 1996 and filed with the Commission on June 10, 1996; the Company's Current Report on Form 8-K dated May 31, 1996 and filed with the Commission on June 14, 1996; and

               (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on November 30, 1992, including any amendment or report filed for the purposes of updating such description.

               All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     ITEM 4.   DESCRIPTION OF SECURITIES.

               Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               (1) As more fully described below, Section 145 of the DGCL permits Delaware corporations to indemnify each of their present and former directors or officers under certain circumstances, provided that such persons acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation. Article Eight of the By-laws provides that the Company shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended from time to time, all persons whom it may indemnify pursuant thereto.

               Specifically, Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

               Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above.

               Section 145 of the DGCL permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person.

               (2) Section 102(b) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director.
     The Certificate of Incorporation contains provisions that limit the personal liability of each director to the Registrant or its stockholders for monetary damages for breach of the fiduciary duty of care as a director. These provisions eliminate personal liability to the fullest extent permitted by the DGCL.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

                       Not Applicable.

     ITEM 8.   EXHIBITS.

               4.1    -   Restated Certificate of Incorporation of the
                          Company (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on
                          Form 10-K for the fiscal year ended December 31,
                          1992).

               4.2    -   Amended and Restated By-Laws of the Company.

               4.3    -   SEACOR Holdings, Inc. 1992 Non-Qualified Stock
                          Option Plan (incorporated herein by reference to Exhibit 10.45 to Amendment No. 3 to the Company's
                          Registration Statement on Form S-1 (No. 33-53744) filed with the Commission on December 14, 1992, and declared effective, by order of the Commission, on December 16, 1992).

               4.4    -   SEACOR Holdings, Inc. 1996 Share Incentive Plan
                          (incorporated herein by reference to the Company's Proxy Statement dated March 18, 1996 relating to the Annual Meeting of Stockholders held on April 18, 1996).

               4.5    -   Restated Stockholders' Agreement, dated December
                          16, 1992, by and among the Company and the stockholders party thereto (incorporated herein by reference to Exhibit 10.12 of the Company's
                          Registration Statement on Form S-1 (No. 33-53744) filed with the Commission on November 10, 1992, as amended).

               4.6    -   Investment and Registration Rights Agreement,
                          dated as of March 14, 1995, by and among SEACOR
                          Holdings, Inc., Miller Family Holdings, Inc.,
                          Charles Fabrikant, Mark Miller, Donald Toenshoff,
                          Alvin Wood, Granville Conway and Michael Gellert
                          (incorporated herein by reference to Exhibit 4.0 of the Company's Current Report on Form 8-K dated
                          March 14, 1995, as amended).

               4.7    -   Investment and Registration Rights Agreement,
                          dated as of May 31, 1996, among SEACOR Holdings,
                          Inc. and the persons listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K dated May 31, 1996 and filed with the Commission on June 7, 1996).

               5.1    -   Opinion of Weil, Gotshal & Manges LLP.

               23.1   -   Consent of Arthur Andersen LLP.

               23.2   -   Consent of Weil, Gotshal & Manges LLP (included
                          in its opinion filed as Exhibit 5.1).

               24     -   Power of Attorney (included as part of the
                          signature page to this Registration Statement).

     ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities
               Act of 1933, each filing of the annual report pursuant to
               Section 13(a) or Section 15(d) of the Securities Exchange
               Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

               The legality of the securities offered hereby will be passed upon for the Company by Weil, Gotshal & Manges LLP.

                                     EXPERTS

               The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, the Company's Current Report on Form 8-K dated May 31, 1996 and filed with the Commission on June 7, 1996 and the Company's Current Report on Form 8-K dated May 31, 1996 and filed with the Commission on June 14, 1996 have been audited by Arthur Andersen LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 24, 1996.


                                        SEACOR HOLDINGS, INC.


                                        By:/s/ Randall Blank
                                           --------------------------------
                                              Randall Blank
                                              Executive Vice President,
                                              Chief Financial Officer
                                              and Secretary




                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Charles Fabrikant and Randall Blank and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments or supplements (including post-effective amendments thereto) to this Form S-8 Registration Statement of SEACOR Holdings, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



        /s/ Charles Fabrikant               Chairman of the Board of                   September 24, 1996
        ----------------------------        Directors, President and
           Charles Fabrikant                Chief Executive Officer

        /s/ Randall Blank                   Executive Vice President,                  September 24, 1996
        ----------------------------        Chief Financial Officer
           Randall Blank                    and Secretary (Principal
                                            Financial Officer)

        /s/ Granville E. Conway             Director                                   September 24, 1996
        ----------------------------
          Granville E. Conway

        /s/ Michael E. Gellert              Director                                   September 24, 1996
        ----------------------------
          Michael E. Gellert

                                     II-6


        /s/ Robert J. Pierot                Director                                   September 24, 1996
        ----------------------------
         Robert J. Pierot

        /s/ Stephen Stamas                  Director                                   September 24, 1996
        ----------------------------
          Stephen Stamas

        /s/ Richard M. Fairbanks III        Director                                   September 24, 1996
        ----------------------------
        Richard M. Fairbanks III

        /s/ Pierre de Demandolx             Director                                   September 24, 1996
        ----------------------------
          Pierre de Demandolx

        /s/ Lenny P. Dantin                 Vice President and                         September 24, 1996
        ----------------------------        Treasury (Principal
          Lenny P. Dantin                   Accounting Officer
                                            and Controller)


                                  EXHIBIT INDEX


               4.1    -   Restated Certificate of Incorporation of the
                          Company (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on
                          Form 10-K for the fiscal year ended December 31,
                          1992).

               4.2    -   Amended and Restated By-Laws of the Company.

               4.3    -   SEACOR Holdings, Inc. 1992 Non-Qualified Stock
                          Option Plan (incorporated herein by reference to Exhibit 10.45 to Amendment No. 3 to the Company's
                          Registration Statement on Form S-1 (No. 33-53744) filed with the Commission on December 14, 1992, and declared effective, by order of the Commission, on December 16, 1992).

               4.4    -   SEACOR Holdings, Inc. 1996 Share Incentive Plan
                          (incorporated herein by reference to the Company's Proxy Statement dated March 18, 1996 relating to the Annual Meeting of Stockholders held on April 18, 1996).

               4.5    -   Restated Stockholders' Agreement, dated December
                          16, 1992, by and among the Company and the stockholders party thereto (incorporated herein by reference to Exhibit 10.12 of the Company's
                          Registration Statement on Form S-1 (No. 33-53744) filed with the Commission on November 10, 1992, as amended).

               4.6    -   Investment and Registration Rights Agreement,
                          dated as of March 14, 1995, by and among SEACOR
                          Holdings, Inc., Miller Family Holdings, Inc.,
                          Charles Fabrikant, Mark Miller, Donald Toenshoff,
                          Alvin Wood, Granville Conway and Michael Gellert
                          (incorporated herein by reference to Exhibit 4.0 of the Company's Current Report on Form 8-K dated
                          March 14, 1995, as amended).

               4.7    -   Investment and Registration Rights Agreement,
                          dated as of May 31, 1996, among SEACOR Holdings,
                          Inc. and the persons listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K dated May 31, 1996 and filed with the Commission on June 7, 1996).

               5.1    -   Opinion of Weil, Gotshal & Manges LLP.

               23.1   -   Consent of Arthur Andersen LLP.

               23.2   -   Consent of Weil, Gotshal & Manges LLP (included
                          in its opinion filed as Exhibit 5.1).

               24     -   Power of Attorney (included as part of the
                          signature page to this Registration Statement).